SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                              October 5, 2001
                        ---------------------------
              Date of Report (Date of Earliest Event Reported)



                  INTERNATIONAL FLAVORS & FRAGRANCES INC.
              -----------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

     New York                      1-4858                      13-1432060
-----------------           ---------------------         --------------------
    (State of               (Commission File No.)             (IRS Employer
   Incorporation)                                         Identification No.)



                            521 West 57th Street
                          New York, New York 10019
               ----------------------------------------------
                  (Address of Principal Executive Offices)


                         Telephone: (212) 765-5500
           -----------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


Item 5.  OTHER EVENTS.


International Flavors & Fragrances Inc. (IFF) is filing today information regarding a purported class action brought against it in Circuit Court of Jasper County, Missouri, on behalf of employees of a plant owned and operated by Gilster-Mary Lee Corp. in Jasper, Missouri. The plaintiffs are alleging that they have sustained respiratory injuries in the workplace. IFF believes that the litigation is without merit.

IFF's flavors meet the requirements of the U.S. Food and Drug
Administration. IFF's flavors are safe for handling and use by workers in food manufacturing plants when used according to specified safety procedures. Based on the preliminary report issued by the National Institute for Occupational Safety and Health (NIOSH), IFF believes that any injuries the plaintiffs may have suffered are related to inadequate workplace conditions.

The Company is cooperating fully with the government agencies investigating the cause of the health complaints.

This case is in its earliest stages. IFF does not expect this litigation to have a material adverse affect on the Company's financial condition, results of operations or liquidity.


                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 5, 2001


                                            INTERNATIONAL FLAVORS &
                                              FRAGRANCES INC.


                                            By: /s/Stephen A. Block
                                               -----------------------------
                                            Name: Stephen A. Block
                                            Title: Senior Vice President,
                                            General Counsel, and Secretary